EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-3 of PlasmaTech Biopharmaceuticals, Inc. of our report dated March 31, 2015 relating to our audits of the consolidated financial statements of PlasmaTech Biopharmaceuticals, Inc. as of and for the years ended December 31, 2014 and 2013. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Whitley Penn, LLP

Dallas, Texas

June 19, 2015